Wendy's - Restaurant Information

	1Q09	2Q09	3Q09	4Q09 (a)	2009 (a)	1Q10	2Q10	3Q10
Same-Store Sales - North America
Company-owned	0.3%	-1.2%	-1.4%	-4.1%	-1.7%	0.2%	-2.9%	-3.1%
Franchised	1.2%	-0.1%	0.4%	-2.6%	-0.3%	1.0%	-1.4%	-1.3%
Systemwide	1.0%	-0.4%	-0.1%	-3.0%	-0.7%	0.8%	-1.7%	-1.7%

Restaurant Count
Company-owned	1,399	1,395	1,395	1,391	1,391	1,390	1,391	1,391
Franchised	5,224	5,213	5,213	5,150	5,150	5,150	5,155	5,163
Systemwide	6,623	6,608	6,608	6,541	6,541	6,540	6,546	6,554

Sales Detail (in millions)
Wendy's restaurant sales	$482.6	$514.7	$514.1	$523.8	$2,035.2	$489.0	$506.2	$500.3
Bakery and kids' meal promotion items to franchisees	$24.4	$24.4	$22.8	$27.4	$99.0	$23.7	$26.2	$24.8
Total Wendy's sales	$507.0	$539.1	$536.9	$551.2	$2,134.2	$512.7	$532.4	$525.1

Cost of Sales (% of Sales)
Food and paper	33.6%	31.8%	31.6%	31.6%	32.2%	31.2%	31.8%	33.2%
Restaurant labor	30.8%	30.2%	29.5%	30.5%	30.2%	30.3%	29.3%	29.6%
Occupancy, advertising and other operating costs	24.5%	22.1%	24.4%	22.0%	22.7%	23.1%	22.5%	23.8%

Company Restaurant Margin %	11.1%	15.9%	16.5%	15.9%	14.9%	15.4%	16.4%	13.4%

Company Restaurant Margin $	$53.7	$82.1	$84.6	$83.3	$303.7	$75.1	$83.2	$67.1

Arby's - Restaurant Information

	1Q09	2Q09	3Q09	4Q09 (a)	2009 (a)	1Q10	2Q10	3Q10
Same-Store Sales - North America
Company-owned	-8.0%	-5.8%	-6.5%	-12.6%	-8.2%	-11.6%	-8.8%	-9.5%
Franchised	-9.1%	-7.4%	-10.2%	-10.2%	-9.0%	-11.4%	-6.7%	-4.1%
Systemwide	-8.7%	-6.9%	-9.0%	-11.0%	-8.8%	-11.5%	-7.4%	-5.9%

Restaurant Count
Company-owned	1,171	1,170	1,165	1,169	1,169	1,155	1,152	1,146
Franchised	2,570	2,575	2,574	2,549	2,549	2,544	2,533	2,516
	3,741	3,745	3,739	3,718	3,718	3,699	3,685	3,662
Sales Detail (in millions)
Arby's Restaurant Sales	$266.2	$277.1	$269.2	$251.6	$1,064.1	$235.5	$250.3	$240.9

Cost of Sales (% of Sales)
Food and paper	27.0%	27.0%	29.3%	26.0%	27.3%	26.6%	26.8%	27.8%
Restaurant labor	31.9%	30.6%	31.3%	31.3%	31.3%	34.1%	32.8%	33.3%
Occupancy, advertising and other operating costs	26.9%	27.5%	27.3%	28.5%	27.5%	28.5%	27.0%	28.5%

Company Restaurant Margin %	14.2%	14.9%	12.1%	14.2%	13.9%	10.8%	13.4%	10.4%

Company Restaurant Margin $	$37.9	$41.3	$32.6	$35.9	$147.7	$25.4	$33.5	$25.1

(a) 2009 fiscal year included a 53rd week; therefore, 4Q09 had 14 weeks.